UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 19, 2020

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada		000-50028	46-0484987
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)
3131 Las Vegas Boulevard South
Las Vegas,	Nevada		89109
(Address of principal executive offices)			(Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	WYNN	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On June 19, 2020, Wynn Macau, Limited (“WML”), an indirect subsidiary of Wynn Resorts, Limited (the “Registrant”) with its ordinary shares of common stock listed on The Stock Exchange of Hong Kong Limited (the “HKSE”), entered into an Indenture, dated as of June 19, 2020 (the “Indenture”), between WML and Deutsche Bank Trust Company Americas, as trustee, pursuant to which WML issued $750.0 million aggregate principal amount of 5.500% Senior Notes due 2026 (the “Notes”).
WML expects to receive net proceeds of approximately $743.1 million from the offering of the Notes after deducting discounts, commissions and estimated expenses of the offering and to use the net proceeds for general corporate purposes until WML's business recovers from the effects of the COVID-19 Pandemic, and then to facilitate the repayment of a portion of the amounts outstanding under the Wynn Macau Credit Facilities. The following is a brief description of certain terms and conditions of the Indenture and the Notes.
At any time prior to June 15, 2022, WML may use the net cash proceeds from certain equity offerings to redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 105.500% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any. At any time prior to June 15, 2022, WML may redeem the Notes in whole or in part at a redemption price equal to the greater of (a) 100% of the aggregate principal amount of the Notes to be redeemed, or (b) a make-whole amount as determined by an independent investment banker in accordance with the terms of the Indenture, in either case, plus accrued and unpaid interest.
In addition, on or after June 15, 2022, WML may redeem the Notes in whole or in part at a premium decreasing annually from 104.125% of the applicable principal amount to 100.000%, plus accrued and unpaid interest. If WML undergoes a Change of Control (as defined in the Indenture), it must offer to repurchase the Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest. In addition, WML may redeem the Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest, in response to any change in or amendment to certain tax laws or tax positions. Further, if a holder or beneficial owner of the Notes fails to meet certain requirements imposed by any Gaming Authority (as defined in the Indenture), WML may require the holder or beneficial owner to dispose of or redeem its Notes.
Upon the occurrence of (a) any event after which none of WML or any subsidiary of WML has the applicable gaming concessions or authorizations in Macau in substantially the same manner and scope as WML and its subsidiaries are entitled to at the date on which the Notes are issued, for a period of ten consecutive days or more, and such event has a material adverse effect on WML and its subsidiaries, taken as a whole; or (b) the termination or modification of any such concessions or authorizations which has a material adverse effect on WML and its subsidiaries, taken as a whole, each holder of the Notes will have the right to require WML to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest.
The Notes are WML’s general unsecured obligations and rank pari passu in right of payment with all of WML’s existing and future senior unsecured indebtedness; will rank senior to all of WML’s future subordinated indebtedness, if any; will be effectively subordinated to all of WML’s future secured indebtedness to the extent of the value of the assets securing such debt; and will be structurally subordinated to all existing and future obligations of WML’s subsidiaries, including WML’s existing credit facilities. The Notes are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Notes are subject to restrictions on transferability and resale.
The Indenture contains covenants limiting WML’s (and certain of its subsidiaries’) ability to, among other things: merge or consolidate with another company; transfer or sell all or substantially all of its properties or assets; and lease all or substantially all of its properties or assets. The terms of the Indenture contain customary events of default, including, but not limited to: default for 30 days in the payment when due of interest on the Notes; default in the payment when due of the principal of, or premium, if any, on the Notes; failure to comply with any payment obligations relating to the repurchase by WML of the Notes upon a change of control; failure to comply with certain covenants in the Indenture; certain defaults on certain other indebtedness; failure to pay judgments against WML or certain subsidiaries that, in the aggregate, exceed $50 million; and certain events of bankruptcy or insolvency. In the case of an event of default arising from certain events of bankruptcy or insolvency, all Notes then outstanding will become due and payable immediately without further action or notice.

Item 2.03	Creation of a Direct Financial Obligation.
The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
On June 19, 2020, WML filed with the HKSE (1) a notice indicating that WML submitted an application to the HKSE for the listing of and permission to deal in the Notes (the “Listing Notice”) and (2) an announcement regarding the closing of the issuance of the Notes (the “Closing Announcement”). The Registrant owns approximately 72% of WML’s ordinary shares of common stock. The Listing Notice and Closing Announcement are furnished herewith as Exhibits 99.1 and 99.2, respectively. The information contained in this Item 7.01 and the exhibits attached to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description

99.1	Notice of Listing on The Stock Exchange of Hong Kong Limited, dated June 19, 2020
99.2	Closing Announcement of Wynn Macau, Limited, dated June 19, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Dated: June 19, 2020	By:	/s/ Craig S. Billings
Craig S. Billings
President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)